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                                                                  Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT
                              AMENDED AND RESTATED

This Distribution Agreement, effective as of November 7, 2008, amended and restated April 6, 2010 ("Agreement"), is by and between RiverSource Fund Distributors, Inc. ("Distributor"), a Delaware corporation, and the Corporations and Trusts listed in Schedule A, each on behalf of their underlying series. The terms "Fund" or "Funds" are used to refer to the corporation or trust and the underlying series as context requires.

Part One: APPOINTMENT OF DISTRIBUTOR

(1) The Fund covenants and agrees that, during the term of this Agreement and any renewal or extension, Distributor shall have the right to act as principal underwriter for the Fund and to offer for sale and to distribute any and all shares of each class of capital stock issued or to be issued by the Fund, upon the terms described herein and in the Fund's prospectus and statement of additional information included in the Fund's registration statement most recently filed from time to time with the Securities and Exchange Commission and effective under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940, as amended ("1940 Act"), or as the Fund's prospectus may otherwise be amended or supplemented and filed with the SEC pursuant to Rule 497 of the 1933 Act.

     The right to act as principal underwriter will not apply:

     (a) to transactions in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund;

     (b)  pursuant to reinvestment of dividends or capital gains distributions;
          or

     (c) pursuant to the reinstatement privilege afforded redeeming shareholders.

(2) Distributor hereby covenants and agrees to act as the principal underwriter of each class of capital shares issued and to be issued by the Fund during the period of this Agreement and agrees to offer for sale such shares as long as such shares remain available for sale, unless Distributor is unable or unwilling to make such offer for sale or sales or solicitations therefore legally because of any federal, state, provincial or governmental law, rule or agency or for any financial reason. Distributor agrees to devote reasonable time and effort to effect sales of shares of the Fund but is not obligated to sell any specific number of shares. It is understood that Distributor may act as principal underwriter for other entities including registered investment companies.

(3) Distributor is authorized to enter into selling agreements with broker-dealers that are lawfully registered under federal law and any applicable state law and with third party administrators and institutions that are lawfully able to distribute securities (all of which are referred to as "Selling Dealers") that provide for the Selling Dealers to obtain unconditional orders for purchases of the Fund's shares from investors.

Part Two: SALE OF FUND SHARES

(1) With respect to the offering for sale and sale of shares of each class to be issued by the Fund, it is mutually understood and agreed that such shares are to be sold on the following terms:

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     (a)  For orders for Fund shares placed with Distributor by Selling Dealers,
          Distributor has the right, as principal, to buy from the Fund the shares needed to fill unconditional orders from Selling Dealers.

     (b) The price Distributor will pay to the Fund is the net asset value, determined as set forth in the prospectus.

     (c) The shares will be resold by Distributor to Selling Dealers for the public offering price determined as set forth in the prospectus. Shares may be sold to certain groups or in certain transactions without a sales charge or at a reduced sales charge, as described in the prospectus. Neither Distributor nor any Selling Dealer shall give any information or make any representations, other than those contained in the prospectus, statement of additional information or any sales literature specifically approved by the Fund.

     (d) The Fund or its transfer agent shall be promptly advised of all orders received.

     (e) The net asset value of the shares will be determined by the Fund or any agent of the Fund in accordance with the method set forth in the prospectus. In the event the Fund suspends the determination of the net asset value as permitted under Section 22(c) of the Investment Company Act, the computation of the net asset value for the purpose of determining the number of shares or fractional shares to be acquired may be deferred until the close of business on the first full business day upon which the net asset value is next computed.

     (f) Distributor or the Fund may in its discretion refuse to accept orders for shares and the Distributor may provide similar discretion to Selling Dealers.

     (g) Distributor in its sole discretion and as disclosed in the prospectus or as otherwise required will determine the compensation paid to Selling Dealers.

     (h) Distributor will make such reports as may be requested from time to time by the Fund regarding Selling Dealers.

(2) The Fund agrees to make prompt and reasonable effort to do any and all things necessary, in the opinion of Distributor, to have and to keep the Fund and the shares properly registered or qualified in all appropriate jurisdictions and, as to shares, in such amounts as Distributor may from time to time designate in order that the Fund's shares may be offered or sold in such jurisdictions.

(3) Distributor agrees to cause to be delivered to each purchaser a prospectus or such other disclosure document as may be required by law.

(4) Distributor agrees to comply with the requirements of Rule 22c-2 of the 1940 Act, including entering into Shareholder Information Agreements with authorized Selling Dealers.

Part Three: REPURCHASE OR REDEMPTION OF FUND SHARES

(1) In connection with the repurchase of shares, Distributor will act as agent of the Fund. Any outstanding shares may be tendered for redemption at any time and the Fund agrees to repurchase or redeem the shares in accordance with the terms and conditions of the prospectus. The Fund will pay the amount of the redemption price to shareholders on or before the seventh business day after receiving the notice of redemption in proper form except as provided for in paragraph (2). Any

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     applicable contingent deferred sales charge will be paid to Distributor and the balance will be paid to or for the account of the shareholder.

(2) The net asset value of the shares will be determined by the Fund or any agent of the Fund in accordance with the method set forth in the prospectus. In the event the Fund suspends the determination of the net asset value as permitted under Section 22(c) of the Investment Company Act, as amended, the computation of the net asset value for the purpose of determining the redemption price on the number of shares or fractional shares to be redeemed or repurchased may be deferred until the close of business on the first full business day upon which the net asset value is next computed.

Part Four: ALLOCATION OF EXPENSES AND COMPENSATION

(1) Except as provided for by a plan of distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), Distributor's compensation as principal underwriter shall be (a) that part of the sales charge retained by Distributor and (b) amounts payable as contingent deferred sales charges on certain redemptions of shares.

(2) Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement including the payment to Selling Dealers of any sales commissions, service fees, revenue sharing, and expenses for sales of a Fund's Shares (except such expenses as are specifically undertaken herein by a Fund) incurred or paid by Selling Dealers, including affiliated Selling Dealers. Distributor shall bear the costs and expenses of preparing, printing and distributing prospectuses, statements of additional information, shareholder reports and any supplementary sales literature used by the Distributor or furnished by it for use by Selling Dealers in connection with the offering of the shares for sale. Any expenses of advertising incurred in connection with such offering will also be the obligation of the Distributor. It is understood and agreed that, so long as a Fund's Rule 12b-1 Plan continues in effect, any expenses incurred by the Distributor hereunder may be paid in accordance with the terms of such Rule 12b-1 Plan.

(3) The Fund shall pay the filing fees and the cost and expenses payable to each state for continuing to offer shares therein.

Part Five: MISCELLANEOUS

(1) Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

(2) Distributor agrees to perform such agreed anti-money laundering ("AML") functions with respect to purchases of the Funds' shares as the Funds or their agent may delegate to Distributor from time to time or as Distributor is otherwise obligated to perform. In accordance with mutually-agreed procedures, Distributor shall use its best efforts in carrying out such agreed functions consistent with the requirements of the Funds' AML program. The Funds acknowledge that their shareholders (which for this purpose shall mean only shareholders of record) are customers of the Funds and not customers of Distributor and the Funds retain legal responsibility under the USA PATRIOT Act for AML compliance with respect to transactions in their shares. Distributor agrees to cooperate with any request from examiners of United States Government agencies having jurisdiction over the Funds for information and records relating to the Funds' AML program and consents to inspection by such examiners for this purpose.

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(3)  Distributor and the Fund agree to conform with all applicable state and federal laws and regulations relating to any rights or obligations under the terms of this Agreement.

(4) The Fund agrees that it will furnish Distributor with information with respect to the affairs and accounts of the Fund, and in such form as Distributor may from time to time reasonably require, and further agrees that Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

(5) Distributor agrees to indemnify and hold harmless the Fund and each person who has been, is, or may hereafter be a Board member of the Fund against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon information furnished by the Fund. Distributor likewise agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Distributor's (or an affiliate of Distributor's) failure to exercise reasonable care and diligence. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or a Board member may be entitled as a matter of law.

(6) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested persons of Distributor as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of Distributor are or may be interested persons of the Fund as Board members, officers, shareholders or otherwise; or that Distributor is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither Distributor nor any officer or director of Distributor or any officers or Board members of the Fund shall sell to or buy from the Fund any property or security other than a security issued by the Fund, except in accordance with a rule, regulation or order of the U.S. Securities and Exchange Commission (the "SEC").

(7) For the purposes of this Agreement, a "business day" shall have the same meaning as is given to the term in the By-laws of the Fund.

(8) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the parties to this Agreement at each company's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(9) Distributor agrees that no officer, director or employee of Distributor will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

     (a) Officers, directors and employees of Distributor from having a financial interest in the Fund or in Distributor.

     (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of Distributor, provided such transactions are handled in the
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          capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

     (c) Transactions with the Fund by a broker-dealer affiliate of Distributor if allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Fund's Board.

(10) Distributor agrees that, except as otherwise provided in this Agreement or as may be permitted consistent with the use of a broker-dealer affiliate of Distributor under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Fund) or other assets by or for the Fund.

(11) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

(12) This Agreement is governed by the laws of the State of Minnesota.

(13) For each Fund that is organized as a Massachusetts Business Trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

Part Six: TERMINATION

(1) This Agreement shall continue in effect from year to year unless and until terminated by Distributor or the Fund, except that such continuance shall be specifically approved at least annually by a vote of a majority of the board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by a majority of the board members or by vote of a majority of the outstanding voting securities of the Fund. As used in this paragraph, the term "interested person" shall have the meaning as set forth in the 1940 Act.

(2) This Agreement may be terminated by Distributor or the Fund at any time by giving the other party sixty (60) days written notice of such intention to terminate.

(3) This agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

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IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE GOVERNMENT MONEY MARKET FUND, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SERIES TRUST
RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.
SELIGMAN CAPITAL FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN VALUE FUND SERIES, INC.


By: /s/ Patrick T. Bannigan
    ---------------------------------
    Patrick T. Bannigan
    President

RIVERSOURCE FUND DISTRIBUTORS, INC.


By: /s/ William F. Truscott
    ---------------------------------
     William F. Truscott
     Chairman of the Board and Chief
     Executive Officer

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                                                                      SCHEDULE A

                                     FUNDS

Each Registrant is a Minnesota corporation except RiverSource Government Money Market Fund, Inc., Seligman Capital Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Municipal Fund Series, Inc., Seligman TargetHorizon ETF Portfolios, Inc., Seligman Value Fund Series, Inc., and RiverSource LaSalle International Real Estate Fund, Inc., which are Maryland corporations, and RiverSource California Tax-Exempt Trust, RiverSource Special Tax-Exempt Series Trust, RiverSource Series Trust and Seligman Municipal Series Trust, which are Massachusetts business trusts:

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE GOVERNMENT MONEY MARKET FUND, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SERIES TRUST
RIVESROURCE SHORT TERM INVESTMENTS SERIES, INC.
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.
SELIGMAN CAPITAL FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN VALUE FUND SERIES, INC.